UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 10, 2011

Alamo Group Inc.
 (Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1627 E. Walnut

Seguin, Texas 78155

(Address of Registrant’s principal executive offices, including zip code)

(830) 379-1480

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On March 10, 2011, Donald J. Douglass, notified Alamo Group Inc. (the “ Company”) of his decision not to stand for re-election to the Board of Directors, (the ”Board”) at the Company’s 2011 Annual Meeting of Shareholders (the “Annual Meeting”).  Mr. Douglass, founder and chairman of the Board, will continue to serve as a director and Chairman of the Board until the adjournment of the Annual Meeting.

(d) On March 10, 2011, the Board of the Company elected Helen W. Cornell to the Board to fill the vacancy on the Board created by the retirement of David H. Morris in November 2010, effective immediately.  The Board determined that Ms. Cornell is independent in accordance with the director independence standards established under the Company’s Corporate Governance Policies.  The election of Ms. Cornell brings the number of directors on the Board from 6 to 7, until the retirement of Mr. Douglass (discussed above) effective at the Annual Meeting. No committee assignments for Ms. Cornell have been determined at the time of this filing.

Ms. Cornell will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s annual Proxy Statement filed with the Securities and Exchange Commission on March 19, 2010.

The Company’s press releases announcing Mr. Douglass’ retirement and Ms. Cornell’s election to the Board are attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.
Date: March 14, 2011	By:	/s/ Robert H. George
Robert H. George Vice President

Item 9.01.       Financial Statements and Exhibits

(d)        Exhibits

Exhibit
Number            Description

99.1                 Press release of the Company dated March 10, 2011

99.2                 Press release of the Company dated March 10, 2011